EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Jason Dussault, of Dussault Apparel Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           the quarterly report on Form 10-QSB of Dussault Apparel Inc. for the three month period ended April 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Dussault Apparel Inc.

Date: June 15, 2007

/s/ Jason Dussault

Jason Dussault

President, Secretary, Treasurer and Director

(Principal Executive Officer, Acting Principal Financial

Officer and Acting Principal Accounting Officer)

CW1265080.1